EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-204124) of American Express Credit Corporation of our report dated February 27, 2017 relating to the consolidated financial statements of American Express Credit Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
 February 27, 2017